As filed with the Securities and Exchange Commission on April 11, 2006             Registration No. 333-01127

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Post-Effective Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	33-0572969 (I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, Washington 98027

(425) 313-8100

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard J. Olin

Vice President and General Counsel

Costco Wholesale Corporation

999 Lake Drive

Issaquah, Washington 98027

(425) 313-8100

(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:

David R. Wilson

Heller Ehrman LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104-7098

(206) 447-0900

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Registrant hereby withdraws from registration all unsold securities registered on Form S-3, Registration No. 333-01127.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Issaquah, State of Washington, on this 10th day of April, 2006.

Costco Wholesale Corporation

By: /s/ Richard A. Galanti

Its: Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2006.

/s/ Jeffrey H. Brotman* Jeffrey H. Brotman Chairman of the Board of Directors
/s/ James D. Sinegal* James D. Sinegal President, Chief Executive Officer and Director
/s/ Richard A. Galanti Richard A. Galanti Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ Richard D. DiCerchio* Richard D. DiCerchio Senior Executive Vice President, Chief Operating Officer and Director
___________________________ Dr. Benjamin S. Carson, Sr., M.D. Director
_______________ Susan L. Decker Director

________________ Daniel J. Evans Director
__________________ William H. Gates Director
/s/ Hamilton E. James* Hamilton E. James Director
/s/ Richard M. Libenson* Richard M. Libenson Director
/s/ John W. Meisenbach* John W. Meisenbach Director
___________________ Charles T. Munger Director
/s/ Jill S. Ruckelshaus* Jill S. Ruckelshaus Director
/s/ David S. Petterson* David S. Petterson Senior Vice President and Corporate Controller (Principal Accounting Officer)

*By: /s/ Richard A. Galanti Attorney-in-Fact